040104

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number **20140809741-16**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **12/16/2014 8:10 AM**
	Entity Number **E0638782014-2**

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Eat at Joe's, Ltd.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: The Corporation Trust Company of Nevada
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	JOSEPH FIORE	670 WHITE PLAINS ROAD#120	SCARSDALE	NY	10583
2)	JAMES MYLOCK, JR.	670 WHITE PLAINS ROAD#120	SCARSDALE	NY	10583

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: TAD MAILANDER — X [signature] Incorporator Signature

Address: 835 5TH AVENUE #312 — City: SAN DIEGO — State: CA — Zip Code: 92101

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 12/15/2014

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

NV001 - 04/07/2014 Wolters Kluwer Online

ADDITIONAL DISCLOSURE: PREFERRED CLASS OF STOCK

ATTACHMENT TO ARTICLES OF INCORPORATION

FOR EAT AT JOE’S, LTD.

A NEVADA CORPORATION

ITEM NO. 3: AUTHORIZED STOCK

PREFERRED STOCK:

Number of Shares with par value: 10,000,000

Par Value per share: $0.0001

Number of Shares without par value: 0

ADDITIONAL DIRECTOR

ATTACHMENT TO ARTICLES OF INCORPORATION

FOR EAT AT JOE’S, LTD.

A NEVADA CORPORATION

ITEM NO. 4: NAMES AND ADDRESSES OF THE BOARD OF

DIRECTORS/TRUSTEES

Tim Matula

670 White Plains Road #120

Scarsdale, NY 10583